UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2026, Jaguar Health, Inc. (the “Company”) received a decision letter from the Nasdaq Hearings Panel (“Panel”) granting the Company’s request to continue its listing on The Nasdaq Stock Market LLC (“Nasdaq”), subject to the condition that, on or before May 15, 2026, the Company shall demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). This decision follows the Company’s hearing before the Panel on April 7, 2026, regarding its non-compliance with the Bid Price Rule.

As previously reported in a Current Report on Form 8-K filed on March 6, 2026, the Company received written notice from the staff of the Listing Qualifications Department (the “Staff”) of Nasdaq indicating that because the bid price for the Company’s common stock for the previous 30 consecutive business days had closed below the minimum $1.00 per share, the Company was no longer in compliance with the requirement for continued listing on Nasdaq under the Bid Price Rule. Further, the Notice stated that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company was not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) due to the fact that the Company effected a reverse stock split over the prior one-year period or effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. The Company requested a hearing before the Panel, at which it presented its plan to cure the bid price deficiency.

In its written notice, the Panel stated that the Company shall demonstrate compliance with the Bid Price Rule by evidencing a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days on or before May 15, 2026. The Panel may defer a compliance determination for up to 20 business days. The Panel further stated that during the granted exception period the Company must promptly notify the Panel of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements, including, but not limited to, any event that may call into question the Company’s ability to meet the terms of the exception granted, and that the Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. The Panel also stated that it would maintain jurisdiction over the Company until September 1, 2026, the end of its discretion in this matter, and that should the Company fall out of compliance with any Nasdaq Listing Rule during that time, the Company would be delisted.

The Company is diligently working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so. In the event that the Company is unable to meet the terms of the Panel’s decision, the Company will be subject to delisting from Nasdaq.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the special meeting of stockholders of the Company held on April 20, 2026 (the “Special Meeting”), the Company’s stockholders approved, among other things, an amendment (the “Eleventh Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of not less than 1-for-15 and not greater than 1-for-150, with the exact ratio within that range to be determined at the discretion of the Company’s board of directors (the “Board”) on or before April 20, 2027.

Pursuant to such authority granted by the Company’s stockholders, the Board approved a one-for-thirty-five (35) reverse stock split (the “Reverse Stock Split”) of the Common Stock, and on April 24, 2026, the Company filed the Eleventh Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective in accordance with the terms of the Eleventh Amendment at 12:01 am Eastern Time on April 30, 2026 (the “Effective Time”). When the Reverse Stock Split becomes effective, every thirty-five (35) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduces the number of shares of Common Stock issuable upon the exercise or vesting of its outstanding stock options and warrants in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the conversion and exercise prices of such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plans immediately prior to the Effective Time will be reduced proportionately. The Reverse Stock Split did not change the total number of authorized shares of Common Stock or preferred stock of the Company.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Equiniti Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on April 30, 2026, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 47010C862.

The foregoing description of the Eleventh Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eleventh Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 27, 2026, the Company issued a press release announcing the effectuation of the Reverse Stock Split, a copy of which is furnished as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s intent to timely satisfy the terms of the Panel’s decision and ability to regain compliance with the Bird Price Rule. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the information discussed under the captions “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Eleventh Amendment of the Third Amended and Restated Certificate of Incorporation of Jaguar Health, Inc.

99.1	Press Release Announcing Reverse Stock Split dated April 27, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: April 27, 2026	By:	/s/ Lisa A. Conte
Lisa A. Conte Chief Executive Officer & President